FOR IMMEDIATE RELEASE
Date: June 13, 1996
Contact: Joelyn Mark, V P Marketing
         Phone: 717-785-2181 Fax: 717-785-3781



                                COMM BANCORP, INC. TO LIST
                           ON THE NASDAQ NATIONAL STOCK MARKET


Forest City, PA- William F. Farber, Sr., Chairman of Comm Bancorp, Inc. announced today that the bank holding company and parent company of Community Bank and Trust Company will begin trading on the NASDAQ National Stock
Market on June 17, 1996.

NASDAQ listings can be found in the business section of most daily newspapers as well as the Wall Street Journal. The ticker symbol for the Comm Bancorp, Inc. stock will be "CCBP".

Investment-brokerage houses which are registered market makers in Comm Bancorp, Inc. stock include: Baird & Co., Inc. at 414-298-7646, Hopper Soliday & Co. at 717-560-3015, Rutherford Brown & Catherwood at 717-586-6320 and Ryan Beck & Co. at 201-325-3000. Investors, analysts, portfolio managers and others seeking financial information concerning Comm Bancorp, Inc. stock may contact Scott A. Seasock, CFO at 717-785-2181.

Total assets of Comm Bancorp, Inc. approximated $350 million on May 31, 1996. Its subsidiary, Community Bank and Trust Company has ten offices located throughout Lackawanna, Susquehanna, Wayne and Wyoming counties.